                                                                       Exhibit 7

                      TERMINATION AND SETTLEMENT AGREEMENT
                                 WITH RESPECT TO
                  INVESTMENT AGREEMENT AND CONTINUING GUARANTY

      THIS TERMINATION AND SETTLEMENT AGREEMENT is entered into as of the 15th day of March 2000 (this "Agreement"), by and among LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership ("LLCP"), CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the "Company"), STANWICH FINANCIAL SERVICES CORP., a Rhode Island corporation ("Stanwich"), CHARLES E. BRADLEY, SR., an individual ("CEB"), and CHARLES E. BRADLEY, JR., an individual ("Bradley" and, together with CEB and Stanwich, the "Guarantors").

                                 R E C I T A L S

      A. The parties entered into that certain Investment Agreement and Continuing Guaranty dated as of April 15, 1999 (the "Investment and Guaranty Agreement"), pursuant to which, among other things, in order to induce LLCP to waive the Existing Defaults, amend the Amended November 1998 Securities Purchase Agreement and purchase from the Company the April 1999 Note and the April 1999 Warrant, (i) Stanwich agreed to perform the Stanwich Investment Obligation, (ii) the Guarantors jointly and severally guaranteed the Obligations to LLCP and certain other matters and (iii) the Guarantors pledged certain of their assets to LLCP under the Pledge Agreements to secure, among other things, the Obligations to LLCP. Unless otherwise indicated, all capitalized terms used herein shall have the respectively meanings given to them in the Investment and Guaranty Agreement.

      B. Pursuant to (i) a Pledge and Security Agreement dated as of April 15, 1999, between Stanwich and LLCP, (ii) a Pledge and Security Agreement dated as of April 15, 1999, between CEB and LLCP, and (iii) a Pledge and Security Agreement dated as of April 15, 1999, between Bradley and LLCP (the Pledge and Security Agreements described in clauses (i) through (iii) are collectively referred to herein as the "Pledge Agreements"), the Guarantors pledged the Collateral (as such term is defined therein, respectively) to secure the payment and performance of, among other things, the Obligations to LLCP.

      C. Certain breaches, violations and defaults by the Company and the Guarantors have occurred under the Investment and Guaranty Agreement, including, without limitation, the failure by the Company and Stanwich to comply with
Section 3.1 of the Investment and Guaranty Agreement with respect to the Stanwich Investment Obligation.

      D. LLCP and the Company are entering to that certain Amended and Restated Securities Purchase Agreement dated of even date herewith (the "Securities Purchase Agreement") pursuant to which, among other things, the Company and LLCP are amending and restating (i) the Amended November 1998 Securities Purchase Agreement and the April 1999 Securities Purchase Agreement, as provided therein, and (ii) the Amended November 1998 Primary Note and the April 1999 Note into one Amended and Restated Secured Senior Note Due 2003 in the principal amount of $30,000,000. Unless otherwise indicated, all capitalized terms used herein shall have the respectively meanings given to them in the Securities Purchase Agreement.

      E. As part of the transactions contemplated by the Securities Purchase Agreement, the Company and the Guarantors have requested that LLCP terminate the Investment and Guaranty Agreement and the Pledge Agreements and release the Guarantors from all liabilities and obligations thereunder, respectively, and LLCP is willing to do so only on the terms and subject to the conditions set forth herein.

                                A G R E E M E N T

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      Section 1. Termination of Investment and Guaranty Agreement. Effective on and as of the Closing Date, the Investment and Guaranty Agreement shall terminate in its entirety and be of no further force or effect, and each of LLCP, the Company and the Guarantors shall have no further liabilities or obligations thereunder.

      Section 2. Termination of Pledge Agreements; Release of Pledged Collateral. Effective on and as of the Closing Date, each Pledge Agreement (and the security interest created thereby) shall terminate and be of no further force or effect, and the parties to such Pledge Agreement shall have no further liabilities or obligations thereunder. Within two (2) business days following the Closing Date, LLCP will deliver to the Company, on behalf of each Guarantor, the Pledged Collateral held by LLCP under the Pledge Agreements. In addition, LLCP agrees to execute and deliver to each Guarantor such instruments, termination statements and other documents as such Guarantor may reasonably request (such Guarantor to prepare the same) for the purposes of evidencing the termination of the Pledge Agreement (and the security interest created thereby) to which such Guarantor is a party and of effectuating the release of his or its Pledged Collateral. LLCP represents and warrants to the Guarantors that it has not, on or prior to the date hereof, sold, assigned, pledged or otherwise transferred to any Person (a) any of its rights under any of the Investment and Guaranty Agreement, the Pledge Agreements, the Amended November 1998 Securities Purchase Agreement or the April 1999 Securities Purchase Agreement or (b) any of the

Pledged Collateral, and will not do so on or prior to the Closing Date. The Company shall deliver the Pledged Collateral to the applicable Guarantors promptly after its receipt thereof from LLCP.

      Section 3. Mutual Releases.

            (a) In consideration of the covenants and other agreements set forth herein, effective on and as of the Closing Date, the Company and each Guarantor, on behalf of themselves and on behalf of each of their respective principals, shareholders, officers, directors, employees, agents, representatives, partners, owners, subsidiaries, affiliates, attorneys, predecessors, successors, executors, administrators, heirs and assigns, as applicable (collectively, the "CPS/Guarantor Releasing Parties"), except as provided in Section 3(d), fully release and discharge LLCP, Levine Leichtman Capital Partners, Inc. ("LLCP Inc.") and each of their respective principals, shareholders, officers, directors, employees, agents, representatives, general partners, limited partners, owners, subsidiaries, Affiliates, attorneys, predecessors, successors, executors, administrators, heirs and assigns (collectively, the "LLCP Releasees"), of and from any and all liabilities, claims, demands, obligations, actions, causes of action, damages, costs, expenses (including, without limitation, attorneys' fees) or losses, of whatever nature, character, type or description, whether known or unknown, existing or potential, or suspected or unsuspected, which any CPS/Guarantor Releasing Party now has, owns or holds, or at any time heretofore ever had, owned or held, against LLCP, LLCP Inc. or any other LLCP Releasee, based upon, related to or by reason of any facts or circumstances occurring prior to the Closing Date and relating to the performance by LLCP, LLCP Inc. or any other LLCP Releasee of its or their obligations under the Investment and Guaranty Agreement or the Pledge Agreements or in connection with the transactions contemplated thereby.

            (b) In consideration of the covenants and other agreements set forth herein, effective on and as of the Closing Date, LLCP, on behalf of itself and on behalf of LLCP Inc. and of their principals, shareholders, officers, directors, employees, agents, representatives, general partners, limited partners, owners, subsidiaries, affiliates, attorneys, predecessors, successors, executors, administrators, heirs and assigns, as applicable (collectively, the "LLCP Releasing Parties"), except as provided in Section 3(d), fully releases and discharges the Guarantors and their respective principals, shareholders, officers, directors, employees, agents, representatives, partners, owners, attorneys, predecessors, successors, executors, heirs and assigns, if applicable (collectively, the "Guarantor Releasees"), of and from any and all liabilities, claims, demands, obligations, actions, causes of action, damages, costs, expenses (including, without limitation, attorneys' fees) or losses, of whatever nature, character, type or description, whether known or unknown, existing or potential, or suspected or unsuspected, which any LLCP Releasing Party now has, owns or holds, or at any time heretofore ever had, owned or held, against any Guarantor Releasee based upon, related to or by reason of any facts or circumstances occurring prior to the Closing Date and relating to the performance by any Guarantor Releasee of its or his obligations under the Investment and Guaranty Agreement or the Pledge Agreements or in connection with the transactions contemplated thereby. For purposes of clarification, (i) the commitments and other obligations of Stanwich, one of the Guarantor Releasees, under Section 3.1 of the Investment and Guaranty Agreement represent the same commitments and other obligations that Stanwich had or has under Sections 8.24 and 8.25 of the Amended November 1998 Securities Purchase Agreement and the April 1999 Securities Purchase Agreement and, therefore, Stanwich shall be deemed to have been released from such same commitments and other obligations under Sections 8.24 and 8.25 of the Amended November 1998 Securities Purchase Agreement and the April 1999 Securities Purchase Agreement to the same extent that it is being released from its commitments and other obligations under the Investment and Guaranty Agreement, and (ii) nothing contained in this Agreement or otherwise shall be construed or otherwise deemed to release or otherwise discharge the Company from any of its obligations, liabilities or commitments in any respect under the November 1998 Transaction Documents, the April 1999 Note Documents, the Securities Purchase Agreement, any Related Agreement or any other agreement, instrument or other document related thereto or contemplated thereby.

            (c) The CPS/Guarantor Releasing Parties acknowledge that there is a risk that, subsequent to the execution of this Agreement, it, he or they may incur, suffer or sustain additional injury, loss, damage, costs, attorneys' fees, expenses, or any of these, which are in some way caused by an LLCP Releasee arising out of the Investment and Guaranty Agreement or the Pledge Agreements or the transactions contemplated thereby, which are unknown or unanticipated at the time this Agreement is signed, or which are not presently capable of being ascertained. In addition, the LLCP Releasing Parties acknowledge that there is a risk that, subsequent to the execution of this Agreement, it, he or they may incur, suffer or sustain additional injury, loss, damage, costs, attorneys' fees, expenses, or any of these, which are in some way caused by a Guarantor Releasee arising out of the Investment and Guaranty Agreement or the Pledge Agreements or the transactions contemplated thereby, which are unknown or unanticipated at the time this Agreement is signed, or which are not presently capable of being ascertained. The CPS/Guarantor Releasing Parties, on the one hand, and the LLCP Releasing Parties, on the other hand, acknowledge that there is a risk that such damages as are known may become more serious than any of them now expects or anticipates. Nevertheless, the CPS/Guarantor Releasing Parties, on the one hand, and the LLCP Releasing Parties, on the other hand, acknowledge that this Agreement has been negotiated and agreed upon in light of those realizations and the CPS/Guarantor Releasing Parties, on the one hand, and the LLCP Releasing Parties, on the other hand, hereby expressly waive all rights each may have against any LLCP Releasee or Guarantor Releasee, as the case may be, in such unsuspected claims or damages, except as provided in Section 3(d). In doing so, the CPS/Guarantor Releasing Parties, on the one hand, and the LLCP

Releasing Parties, on the other hand, acknowledge that they have had the benefit of counsel, has been advised of, understands and knowingly and specifically waives its rights under California Civil Code Section 1542 which provides as follows:

            A GENERAL RELEASE DOES NOT EXTENT TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OR EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      The CPS/Guarantor Releasing Parties acknowledge that it, he or they are aware that they may hereafter discover facts in addition to, or different from, those which they now know or believe to be true, but it is their intention hereby fully and finally to settle and to release any and all matters, disputes and differences, known or unknown, suspected or unsuspected, which do not exist, may exist or heretofore have existed against any LLCP Releasee which arise out of the Investment and Guaranty Agreement and/or the Pledge Agreements. The LLCP Releasing Parties acknowledge that it, he or they are aware that they may hereafter discover facts in addition to, or different from, those which they now know or believe to be true, but it is their intention hereby fully and finally to settle and to release any and all matters, disputes and differences, known or unknown, suspected or unsuspected, which do not exist, may exist or heretofore have existed against any Guarantor Releasee which arise out of the Investment and Guaranty Agreement or the Pledge Agreements. In furtherance of this intention, the releases provided for herein shall be and remain in effect as a full and complete general release notwithstanding discovery or existence of any such additional or different facts.

            (d) The parties recognize and acknowledge that the releases provided for by the CPS/Guarantor Releasing Parties in Section 4(a) and by the LLCP Releasing Parties in Section 4(b) are not intended, and shall not be construed, to release or discharge any LLCP Releasee and Guarantor Releasee, respectively, from any liabilities, claims, demands, obligations, actions, causes of action, damages, costs, expenses (including, without limitation, attorneys' fees) or losses, if any, caused by or arising out of (i) the breach or violation by any Guarantor Releasee of its representations and warranties under this Agreement,
(ii) the breach or violation by LLCP of its representations and warranties in
Section 2, (iii) the failure or refusal by any LLCP Releasee or Guarantor Releasee, as the case may be, to perform its or his covenants and other obligations required in accordance with the terms and conditions of this Agreement or (iv) fraud (including, without limitation, intentional misrepresentation and misappropriation of funds) on the part of any Guarantor Releasee, whether occurring prior to, on or at any time after the Closing Date.

      Section 4. Representations and Warranties. As a material inducement to LLCP to enter into this Agreement and consummate the transactions contemplated hereby, each of the Company and the Guarantors hereby severally, and not jointly, represent and warrant to LLCP the following, all of which representations and warranties shall survive the Closing Date indefinitely:

            (a) Power and Enforceability. The Company or such Guarantor has the full right, power and authority to enter into, deliver and perform this Agreement and each of the agreements, instruments and other documents contemplated hereby or relating hereto to which it or he is a party (collectively, the "Investment Agreement Documents"). The execution, delivery and performance of this Agreement and each other Investment Agreement Document to which the Company or such Guarantor, as the case may be, is a party has been duly authorized by all necessary action on the part of the Company or such Guarantor, as the case may be. This Agreement and each other Investment Agreement Document to which the Company or such Guarantor, as the case may be, is a party has been duly authorized, executed and delivered by the Company or such Guarantor, as the case may be, and constitutes the legal, valid and binding obligation of the Company or such Guarantor, as the case may be, enforceable against the Company or such Guarantor, as the case may be, in accordance with its terms.

            (b) No Conflicts. The execution, delivery and performance of this Agreement by the Company or such Guarantor, as the case may be, and the consummation of the transactions contemplated hereby, do not and will not (i) violate the charter and bylaws of the Company or Stanwich, as amended through the date hereof, (ii) with respect to the Company, violate any Applicable Laws, except where such violation could not, individually or in the aggregate, have a Material Adverse Effect and would not subject LLCP to liability, (iii) with respect to such Guarantor, violate any material laws, rules or regulations applicable to such Guarantor, (iv) conflict with, result in a breach of, or constitute a default under, any term of any lease, credit agreement, indenture, note, mortgage, instrument or other material agreement to which the Company or such Guarantor, as the case may be, is a party or by which any of the Company's or such Guarantor's properties or assets, as the case may be, are bound or (v) without limiting clause (iv) above, any agreement regarding any other Indebtedness of the Company or such Guarantor, as the case may be, or pursuant to which Material Assets of the Company or such Guarantor, as the case may be, are subject to any Lien.

            (c) No Consents. Neither the Company or such Guarantor, as the case may be, nor any of its or his Affiliates is required to obtain the Consent of any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

      Section 5. Indemnification of LLCP. As additional consideration for LLCP's agreement to waive the Investment and Guaranty Agreement Defaults and terminate the Investment and Guaranty Agreement as provided in this Agreement, the Company and the Guarantors hereby jointly and severally agree to indemnify and hold harmless LLCP, LLCP Inc. and their respective principals, shareholders, officers, directors, employees, agents, representatives, general partners, limited partners, owners, subsidiaries, Affiliates, attorneys, predecessors, successors, executors, administrators, heirs and assigns (collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities, expenses and costs, including, without limitation, attorneys' fees and other fees and expenses incurred in, and the costs of preparing for, investigating or defending any matter (collectively, "Losses"), incurred by such Indemnified Party in connection with or arising from any breach of any warranty or the inaccuracy of any representation made by any Guarantor or the failure of any Guarantor to fulfill any of its covenants, obligations or undertakings under this Agreement or any other agreement, instruments or document contemplated hereby or relating hereto. The Company and the Guarantors shall either pay directly all Losses which it is required to pay hereunder or reimburse any Indemnified Party within ten (10) days after any request for such payment. The obligations of the Company and the Guarantors to the Indemnified Parties under this Section 5 shall be separate obligations to each Indemnified Party, and the liability of the Company and any Guarantor to such Indemnified Parties for which LLCP may seek indemnity shall not be extinguished solely because any Indemnified Party is not entitled to indemnity under this Section 5. The indemnification obligations of the Guarantors under this Section 5 shall survive for the period ending one year after all statutes of limitations relevant hereto have expired, including any extensions thereof, and shall be extended as necessary to resolve any indemnification claim by an Indemnified Party asserted prior to that date.

      Section 6. Miscellaneous Provisions.

            (a) Survival. The representations and warranties of the Company and the Guarantors set forth in this Agreement shall survive the execution and delivery hereof.

            (b) Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the choice of law or conflicts of law principles thereof.

            (c) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                        If to LLCP, to:

                        Levine Leichtman Capital Partners II, L.P.
                        c/o Levine Leichtman Capital Partners, Inc.
                        335 North Maple Drive, Suite 240
                        Beverly Hills, CA 90210
                        Attention:  Arthur E. Levine, President
                        Telecopier:  (310) 275-1441

                        with a copy to:

                        Riordan & McKinzie
                        300 South Grand Avenue, Suite 2900
                        Los Angeles, CA  90071
                        Attention:  Mitchell S. Cohen, Esq.
                        Telecopier:  (213) 229-8550

                        If to the Company, to:

                        Consumer Portfolio Services, Inc.
                        16355 Laguna Canyon Road
                        Irvine, CA  92618
                        Attention: Charles E. Bradley, Jr., President
                        Telecopier:  (949) 450-3951

                        If to any Guarantor, to the address set forth under such Guarantor's signature on the signature pages hereto;

or at such other address or addresses as any party may specify after the date hereof by written notice given in accordance with this Section 6(c).

            (d) Further Assurances. Each party agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement.

            (e) Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

            (f) Successors and Assigns; Amendments. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. This Agreement may not be amended, supplemented or otherwise modified except in a writing signed by the parties.

            (g) Governing Law; Failure or Delay. In all respects, including all matters of construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to principles regarding choice of law or conflicts of laws. No failure or delay by LLCP in the exercise of any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or remedy preclude any other exercise thereof or of any other power, right or remedy.

            (h) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof.

            (i) Advice of Counsel. Each party acknowledges and agrees that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement, that it has had an opportunity to ask questions of its legal counsel and that it is satisfied with its legal counsel and the advice received from it.

            (j) Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF, CONNECTED WITH OR RELATED TO THIS AGREEMENT, OR ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                              LLCP

                              LEVINE LEICHTMAN CAPITAL PARTNERS,
                              INC., a California corporation

                                    On behalf of LEVINE LEICHTMAN
                                    CAPITAL PARTNERS II, L.P., a California
                                    limited partnership

                                    By:  /s/ Arthur E. Levine
                                       ------------------------------------
                                             Arthur E. Levine
                                             President


                              COMPANY

                              CONSUMER PORTFOLIO SERVICES, INC.,
                              a California corporation


                              By: /s/ Charles E. Bradley, Jr.
                                  -----------------------------------------
                                  Charles E. Bradley, Jr.
                                  President and Chief Executive Officer


                              By: /s/ James L. Stock
                                  -----------------------------------------
                                  James L. Stock
                                  Senior Vice President and Chief Financial
                                  Officer

                              GUARANTORS

                              STANWICH FINANCIAL SERVICES CORP., a
                              Rhode Island Corporation


                              By:     /s/ Charles E. Bradley, Sr.
                                    --------------------------------------------
                                    Charles E. Bradley, Sr.
                                    President

                              Address:    c/o Stanwich Partners, Inc.
                                          One Stamford Landing
                                          62 Southfield Avenue
                                          Stanford, CT  06902


                              CEB


                              /s/ Charles E. Bradley, Sr.
                              -------------------------------------------------
                              Charles E. Bradley, Sr.

                              Address:    c/o Stanwich Partners, Inc.
                                          One Stamford Landing
                                          62 Southfield Avenue
                                          Stanford, CT  06902


                              BRADLEY


                              /s/ Charles E. Bradley, Jr.
                              -------------------------------------------------
                              Charles E. Bradley, Jr.

                              Address: c/o Consumer Portfolio Services, Inc. 16355 Laguna Canyon Road
                                          Irvine, CA  92618